UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 19, 2009
Commission file number 000-04689
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
Michael V. Schrock, President and Chief Operating Officer of Pentair, Inc. (the “Company”), has entered into a prearranged stock trading plan to exercise expiring options to acquire Company stock via a stock swap transaction. The general purpose of the plan is to allow for the exercise of options to acquire Company stock that will expire on January 3, 2010. The exercise price and tax withholding for the options will be paid via a stock swap transaction that exchanges a number of Company shares currently held by Mr. Schrock with a fair market value equal to the option exercise price and tax withholding amount.
Rule 10b5-1 plans permit directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company stock. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.
The plan will terminate on December 31, 2009. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The transactions under this plan will be disclosed publicly through Form 4 filings with the Securities Exchange Commission. The Form 4 filings will also be posted on Pentair’s investor relations Web site.
The plan was adopted during an authorized trading period at a time when Mr. Schrock was not in possession of material, non-public information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on November 20, 2009.

PENTAIR, INC. Registrant
By	/s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer